Februar y 9 , 2016 Credit Suisse Financial Services Forum

Safe Harbor Statement F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2014, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Financial Summary FO U RT H Q UA RT E R 2 015 • Total return on book value of 0.7%(1) – Cash dividend of $0.26 per share • Comprehensive Loss of $3.2 million, or $0.01 per share • Core Earnings(2) of $72.1 million, or $0.20 per share • Repurchased 12.3 million shares of common stock – Average purchase price of $8.37 per share; aggregate cost of $102.7 million – Accretive to book value by $0.06 per share F U L L Y E A R 2 015 • Total return on book value of 0.5%(1) – Cash dividends totaling $1.04 per share • Comprehensive Loss of $4.5 million, or $0.01 per share • Core Earnings(2) of $325.8 million, or $0.89 per share • Repurchased 13.7 million shares of common stock – Average purchase price of $8.43 per share; aggregate cost of $115.2 million – Accretive to book value by $0.07 per share 3 (1) See Appendix slide 15 for calculation of Q4-2015 and FY-2015 return on book value. (2) Core Earnings is a non-GAAP measure. Please see Appendix slide 18 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

2015 Accomplishments[1]

MORTGAGE LOAN CONDUIT

- Sponsored seven securitizations totaling $2.0 billion in unpaid principal balance (UPB)
  - Attained goal of sponsoring six to ten securitizations during 2015
- Expanded originator partner network

MORTGAGE SERVICING RIGHTS

- Added six MSR flow sellers
  - Achieved goal of adding five to ten flow sellers in 2015
- Closed on four bulk MSR acquisitions; total UPB of $8.5 billion

COMMERCIAL REAL ESTATE

- Completed build out of team and resources to manage and support investments
- Deployed significant equity capital
- Closed on 18 assets; aggregate carrying value of $661.0 million at December 31, 2015

(1) Data for the year ended December 31, 2015.

4

Market and Policy Update

MACRO CONSIDERATIONS

- Volatile market and interest rate environment
  - Wider Agency and credit asset spreads
  - Federal Reserve raised interest rates in December 2015
- Continued home price appreciation
  - CoreLogic Home Price Index up 6.3% on rolling 12-month basis[(1)]
- Mixed employment data
  - Improvement in unemployment rate; 5.0% in December 2015 versus 5.6% in December 2014[(2)]
  - Tepid labor force participation

POLICY MATTERS

- Remain actively engaged with a variety of parties in Washington, D.C.
  - Credit risk transfer
  - Private label securitization market
  - Role of private capital

(1) Source: CoreLogic Home Price Index rolling 12-month change as of December 31, 2015.
(2) Source: U.S. Bureau of Labor Statistics.

5

Portfolio Composition

INCREASED CAPITAL ALLOCATION TO MSR, CONDUIT AND COMMERCIAL REAL ESTATE

PORTFOLIO COMPOSITION (1)

$11.1 BILLION PORTFOLIO AS OF DECEMBER 31, 2015


($ billions)
Commercial(2)
$0.66
Conduit
$1.95
Non-Agency
$1.85
Agency
$6.13
MSR(3)
$0.53
Rates(4) $6.66B
Credit(5) $3.80B
Commercial $0.66B

HISTORICAL CAPITAL ALLOCATION

	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2015	Long-Term Trend[6]
Rates[4]				
Agency	44%	44%	35%	↓
MSR	13%	12%	14%	↑
Credit[5]				
Non-Agency	38%	34%	27%	↓
Conduit	5%	10%	16%	↑
Commercial	n/a	n/a	8%	↑

(1) For additional detail on the portfolio, see Appendix slides 19-24.
(2) Commercial consists of senior and mezzanine commercial real estate debt and related instruments.
(3) MSR includes Ginnie Mae buyout residential mortgage loans.
(4) Assets in "Rates" include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans.
(5) Assets in "Credit" include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and credit sensitive loans (CSL).
(6) The capital allocation strategies are intended to be illustrative of allocation trends and reflect the company's current expectations based on a variety of market, economic and regulatory factors. Actual portfolio composition and allocation strategies may differ materially.

6

Portfolio Performance and Hedging

Q4-2015 PERFORMANCE HIGHLIGHTS

NET INTEREST MARGIN BEGINNING TO BENEFIT FROM REALLOCATION OF CAPITAL TO HIGHER YIELDING ASSETS

RATES

- Solid Interest-Only and MSR performance

CREDIT

- Credit yields were stable

COMMERCIAL

- Initial holdings performed as expected

HEDGING

- Maintained low interest rate exposure and leverage
- Debt-to-equity of 2.5x at December 31, 2015, down from 3.1x at September 30, 2015[3]

Q4-2015 PORTFOLIO METRICS

Three Months Ended	Sept. 30, 2015	Dec. 31, 2015
Annualized portfolio yield during the quarter	**4.14%**	**4.56%**
Rates		
Agency RMBS, Agency Derivatives and MSR	3.3%	3.8%
Credit		
Non-Agency RMBS, Legacy[1]	8.6%	8.4%
Non-Agency RMBS, New issue[1]	4.1%	4.0%
Net economic interest in securitization trusts	4.9%	4.6%
Prime jumbo residential mortgage loans	3.9%	4.0%
Commercial	7.9%	6.0%
Annualized cost of funds on average repurchase and advance balance during the quarter[2]	**1.31%**	**1.30%**
Annualized interest rate spread for aggregate portfolio during the quarter	**2.83%**	**3.26%**

(1) "Legacy" non-Agency RMBS includes non-Agency bonds issued up to and including 2009. "New issue" non-Agency RMBS includes bonds issued after 2009.
(2) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(3) Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets and Agency Derivatives, divided by total equity.

7

Strategy Total 0-2 years 3-7 years 7+ years Assets Agency Pools $1,858,000 222,529 $796,604 $838,867 HECM Pools $87,996 26,673 $62,783 ($1,460) CMO,IO,IIO $256,504 121,685 $326,576 ($191,757) MSR ($897,766) $55,271 ($143,975) ($809,062) Credit $1,903,300 $100,884 $697,972 $1,104,444 Total Assets $3,208,034 $527,042 $1,739,960 $941,032 Hedges Swaps ($1,887,284) ($522,382) ($1,000,658) ($364,244) Swaptions ($201,786) $13,349 ($58,394) ($156,741) Other Hedges $228,598 $4,901 $64,621 $159,076 Repo and FHLB Advances ($207,810) ($207,824) $14 $0 Total Hedges ($2,068,282) ($711,956) ($994,417) ($361,909) Grand Total $1,139,752 ($184,914) $745,543 $579,123 Illustrative Portfolio Durations 8 • Low overall duration exposure • Curve flattening bias Note: The above scenario is intended to be illustrative. The numbers used in the scenarios are not projections of Two Harbors’ results. The above scenarios are provided for illustration purposes only and may not represent all assumptions used. Actual results of a portfolio may differ materially. (1) Data as of December 31, 2015. PARTIAL DURATION EXPOSURE (1)

• Creating credit assets for portfolio through ABMT • Significant issuer in private label securities market – Approximately 16% market share of new prime jumbo issuance in 2015(1) – Broad investor interest and participation; over 50 different investors in program since inception(2) – ABMT pricing improved throughout 2015 – Sponsored ABMT 2016-1 in January 2016; $299.3 million securitization • Expected ROEs in the low-to-mid teens on retained subordinate and interest-only bonds • Plan to expand our originator partner network while continuing to be a regular issuer in the securitization marketplace • Pipeline (interest rate locks and prime jumbo residential mortgage loan holdings) solid; approximately $1.0 billion UPB at December 31, 2015 Conduit and MSR 9 (1) Source: Two Harbors Investment Corp. research. (2) As of January 31, 2016. (3) As of December 31, 2015. MORTGAGE LOAN CONDUIT MORTGAGE SERVICING RIGHTS • High-quality MSR portfolio – Comprised predominantly of new issue conventional and FHA loans • Attractive yield • Provides rate and basis hedge • Invested $124 million in 2015 • Aggregate portfolio fair valued at $493.7 million(3) • Intend to remain an active MSR participant through bulk transactions and flow arrangements

P O RT FO L I O U P DATE • Twelve senior and six mezzanine assets at December 31, 2015 ― Aggregate carrying value of $661.0 million ― Secured by a diverse group of properties throughout the United States ― Strong sponsor equity cushion; weighted average initial loan-to-value of 72.3%(2) ― Weighted average spread of LIBOR plus 507 basis points(3) S I G N I F ICAN T O P P O RT U N IT Y • Commercial real estate loan market exceeds $3.0 trillion, with over $1.5 trillion maturing in the next several years(4) ― Further borrowing needs arising from increased sale transaction volume • Risk-adjusted returns are attractive – Low-to-mid double digit ROEs – Floating rate provides upside to higher rates • Strong fundamentals – Limited new supply; remains well below 2007 peak for all property types – Real estate valuations in line with historical average; spread between cap rates and Treasuries remains above historical average – Lending relies significantly on cash flow from rent rather than property appreciation Commercial Real Estate (1) 10 DIVERSE PORTFOLIO - PROPERTY TYPE 38.6% 28.1% 21.1% 12.2% Office Retail Multifamily Hotel (1) Data for the year ended December 31, 2015, except where noted. (2) Initial LTV considers the original appraisal at the time of origination. (3) Spread does not include origination or exit fees. (4) Source: Goldman Sachs; Trepp, LLC. Based on Federal Reserve Flow of Funds Data. $0 $100 $200 $300 $400 C o m m er ci al M o rt ga ge M at u ri ti es ($ in b ill io n s) S I G N I F ICAN T U P C O M I N G M AT U R I T IE S (4)

• Generating attractive subordinate and IO assets for portfolio High-Quality Credit Portfolio 11 (1) Data as of December 31, 2015. (2) Includes only and all securitizations sponsored under Agate Bay Mortgage Trust issuer program. (3) FICO represents a mortgage industry accepted credit score of a borrower. (4) Weighted average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral. (5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal. (6) Initial LTV considers the original appraisal at the time of origination. (7) Weighted average market price utilized current face for weighting purposes. (8) Stabilized LTV considers the prospective market value “as stabilized” which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties. (9) Spread does not include origination or exit fees. NON-AGENCY RMBS(1) COMMERCIAL REAL ESTATE(1) • Underwriting and originating high-quality assets RETAINED ABMT(2) Weighted Average Initial LTV(6) 72.3% Weighted Average Stabilized LTV(8) 67.0% Weighted Average Spread Over LIBOR(9) 507 Basis Points Weighted Average Loan Size ($ thousands) $741 Weighted Average Original FICO(3) 772 Weighted Average Original Loan-to-Value (LTV) 66.6% Weighted Average Original Debt-to-Income 31.7% 60+ Day Delinquencies 0.0% Carrying Value ($M) $1,846.3 Credit Reserve ($M) $409.1 Weighted Average Original FICO(3) 649 Weighted Average Original LTV 71.8% 60+ Day Delinquencies 24.0% Average Credit Enhancement(4) 10.1% 3-Month CPR(5) 6.2% Weighted Average Loan Age (months) 105 Weighted average market price(7) $76.12 • Focused on assets with healthy yield and potential upside – Lower rates good for legacy bonds – Realized CPR higher than modeled

Financing Profile 12 REPURCHASE AGREEMENTS (1) • Focused on diversification and financial stability across repo counterparties • Outstanding borrowings of $5.0 billion with 21 active counterparties; 30 total counterparties • Continued to ladder repo maturities • Repo markets functioning in normal manner for Two Harbors; no meaningful shifts in financing haircuts or availability FEDERAL HOME LOAN BANK OF DES MOINES (1) • Financing Agency RMBS, residential and senior commercial real estate loans • Outstanding secured advances of $3.8 billion • Average borrowing rate 0.58% • FHFA rulemaking SECURED $250 MILL ION F INANCING FACIL IT Y FOR COMMERCIAL REAL ESTATE LOANS • Financing for senior and mezzanine commercial real estate loans • 2 year term with 1 year extension (1) Data as of December 31, 2015.

2016 Outlook

OPPORTUNISTICALLY DEPLOY CAPITAL TO MAXIMIZE STOCKHOLDER VALUE OVER THE LONG-TERM

- Diversify asset base to deliver high-quality returns with dampened volatility
- Allocate capital to sectors with more attractive returns, including:
  - Mortgage loan conduit
  - MSR
  - Commercial real estate assets
- Pursue Agency and non-Agency opportunities when attractive

INCREASE OPTIONALITY AND FLEXIBILITY IN BUSINESS MODEL

- Broaden financing capabilities
- Maintain a low risk profile
- Leverage operational capabilities

STOCK REPURCHASES

- Expect to continue to repurchase stock, subject to stock price and market conditions
- Additional 50 million shares available under stock repurchase program

DIVIDEND SUSTAINABILITY

- Anticipate issuing a quarterly dividend of $0.23 per share in March
- Expect quarterly dividend of $0.23 per share to be sustainable in 2016
- Remains subject to board approval

13

Appendix

Return on Book Value 15 (1) Return on book value for twelve-month period ended December 31, 2015 is defined as the decrease in book value from December 31, 2014 to December 31, 2015 of $0.99 per share, plus dividends declared of $1.04 per share, divided by December 31, 2014 book value of $11.10 per share. (2) Return on book value for three-month period ended December 31, 2015 is defined as the decrease in book value from September 30, 2015 to December 31, 2015 of $0.19 per share, plus dividends declared of $0.26 per share, divided by September 30, 2015 book value of $10.30 per share. Return on book value FY-2015 (Per share amounts, except for percentage) Book value at December 31, 2014 $11.10 Book value at December 31, 2015 10.11 Decrease in book value (0.99) Dividends declared in 2015 1.04 Return on book value 2015 $0.05 Percent return on book value 2015(1) 0.5% Return on book value Q4-2015 (Per share amounts, except for percentage) Book value at September 30, 2015 $10.30 Book value at December 31, 2015 10.11 Decrease in book value (0.19) Dividends declared in Q4-2015 0.26 Return on book value Q4-2015 $0.07 Percent return on book value Q4-2015(2) 0.7%

DIV IDENDS (1) Financial Performance 16 COMPREHENSIVE INCOME (LOSS) BOOK VALUE AND DIV IDEND PER SHARE (1) GAAP NET (LOSS) INCOME (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. $42.2 $88.9 $2.7 ($92.8) ($3.2) 4.1% 8.7% 0.3% (9.4%) (0.3%) -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% $(100) $(50) $- $50 $100 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Comp. Income ($M) Comp. Income ROAE (%) $11.10 $11.08 $10.81 $10.30 $10.11 $0.26 $0.26 $0.26 $0.26 $0.26 $6.00 $9.00 $12.00 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Book Value ($) Dividend Declared ($) $0.26 $0.26 $0.26 $0.26 $0.26 10.4% 9.8% 10.7% 11.8% 12.8% 0.0% 5.0% 10.0% 15.0% $0.00 $0.10 $0.20 $0.30 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Dividend per Share ($) Dividend Yield (%) ($37.0) $94.8 $221.5 ($34.8) $210.7 ($0.10) $0.26 $0.60 ($0.09) $0.59 ($1.00) ($0.50) $0.00 $0.50 $1.00 $(250) $(125) $- $125 $250 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 GAAP Net Inc. ($M) GAAP EPS ($)

Operating Performance

(In millions, except for per share data)	Core Earnings[1]	Realized Gains	Unrealized MTM	Q3-2015 Financials	Core Earnings[1]	Realized Gains	Unrealized MTM	Q4-2015 Financials
Interest income	$152.8	$ -	$ -	$152.8	$133.6	$ -	$ -	$133.6
Interest expense	37.0	-	-	37.0	36.6	-	-	36.6
Net interest income	115.8	-	-	115.8	97.0	-	-	97.0
Net other-than-temporary impairment losses	-	-	(0.2)	(0.2)	-	-	-	-
Gain (loss) on investment securities	-	66.4	(2.3)	64.1	-	109.6	(9.7)	99.9
(Loss) gain on interest rate swaps and swaptions	(19.4)	(61.9)	(90.4)	(171.7)	(12.6)	(101.1)	156.2	42.5
Gain (loss) on other derivative instruments	5.6	(20.0)	13.9	(0.5)	6.0	(6.8)	(1.3)	(2.1)
Gain (loss) on residential mortgage loans held-for-sale	-	5.6	10.4	16.0	-	3.6	(7.7)	(4.1)
Servicing income	32.0	-	-	32.0	32.8	-	-	32.8
(Loss) gain on servicing asset	(21.2)	-	(40.3)	(61.5)	(16.0)	-	12.8	(3.2)
Other income (loss)	1.1	(1.5)	2.6	2.2	1.4	(2.0)	(4.9)	(5.5)
Total other (loss) income	(1.9)	(11.4)	(106.1)	(119.4)	11.6	3.3	145.4	160.3
Management fees & other operating expenses	35.6	3.1	-	38.7	35.8	2.0	-	37.8
Net income (loss) before income taxes	78.3	(14.5)	(106.3)	(42.5)	72.8	1.3	145.4	219.5
Income tax (benefit) expense	(1.1)	(11.4)	4.8	(7.7)	0.7	(13.8)	21.9	8.8
Net income (loss)	**$79.4**	**($3.1)**	**($111.1)**	**($34.8)**	**$72.1**	**$15.1**	**$123.5**	**$210.7**
Weighted average EPS	$0.22	($0.01)	($0.30)	($0.09)	$0.20	$0.04	$0.34	$0.59

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 19 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

17

GAAP to Core Earnings Reconciliation (1) Reconciliation of GAAP to non-GAAP Information (In thousands, except for per share data) Three Months Ended September 30, 2015 Three Months Ended December 31, 2015 Reconciliation of net (loss) income to Core Earnings: Net (loss) income ($34,790) $210,706 Adjustments for non-core earnings: Gain on sale of securities and residential mortgage loans, net of tax (62,372) (100,548) Unrealized (gain) loss on securities and residential mortgage loans held-for-sale, net of tax (4,444) 14,668 Other-than-temporary impairment loss 238 - Unrealized loss (gain) on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax 89,062 (134,182) Realized loss on termination or expiration of swaps and swaptions, net of tax 48,972 77,672 Loss on other derivative instruments, net of tax 2,656 6,880 Realized and unrealized (gain) loss on financing securitizations, net of tax (1,108) 6,997 Realized and unrealized loss (gain) on mortgage servicing rights, net of tax 39,209 (11,342) Securitization deal costs, net of tax 1,740 780 Change in representation and warranty reserve, net of tax 253 502 Core Earnings $79,416 $72,133 Weighted average shares outstanding 367,365,973 360,090,432 Core Earnings per weighted average share outstanding $0.22 $0.20 18 (1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Rates: Agency RMBS Metrics 19 AGENCY RMBS CPR(1) AGENCY PORTFOLIO YIELDS AND METRICS (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. (3) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (4) Securities collateralized by loans of less than or equal to $85K. (5) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools, consisting of borrowers who have refinanced through HARP. (6) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation (FICO). Portfolio Yield Realized Q3-2015 At Sept. 30, 2015 Realized Q4-2015 At Dec. 31, 2015 Agency yield 3.3% 3.2% 3.5% 3.4% Repo and FHLB costs 0.5% 0.5% 0.5% 0.6% Swap costs 0.9% 0.8% 0.8% 0.7% Net interest spread 1.9% 1.9% 2.2% 2.1% Portfolio Metrics Q3-2015 Q4-2015 Weighted average 3-month CPR(1) 9.7% 10.3% Weighted average cost basis(2) $108.0 $108.1 Agency: Vintage & Prepayment Protection Q3-2015 Q4-2015 Other Low Loan Balance Pools(3) 38% 34% $85K Max Pools(4) 17% 23% 2006 & subsequent vintages – Premium and IOs 10% 12% High LTV (predominately MHA)(5) 5% 7% HECM 14% 6% Seasoned (2005 and prior vintages) 4% 6% 2006 & subsequent vintages – Discount 4% 6% Low FICO(6) 4% 5% Prepay protected 4% 1% AGENCY PORTFOLIO COMPOSITION 7.5% 8.2% 9.0% 9.7% 10.3% 0.0% 5.0% 10.0% 15.0% Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Agency RMBS CPR

Rates: Agency RMBS 20 As of Dec. 31, 2015 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 4.0-4.5% $3,979 $4,290 70.0% $4,285 4.2% 30 ≥ 5.0% 562 633 10.3% 607 5.5% 84 4,541 4,923 80.3% 4,892 4.4% 37 15-Year fixed 4.0-4.5% 1 2 0.1% 2 4.0% 66 ≥ 5.0% 1 1 0.0% 1 6.6% 118 2 3 0.1% 3 4.5% 76 HECM 366 386 6.3% 384 4.5% 43 Hybrid ARMs 102 108 1.7% 106 3.6% 142 Other-fixed 328 325 5.3% 313 4.6% 116 IOs and IIOs 3,850 386(1) 6.3% 372 3.7% 74 Total $9,189 $6,131 100.0% $6,070 4.3% 46 (1) Represents the market value of $227.9 million of IOs and $157.9 million of Agency Derivatives.

Rates: Mortgage Servicing Rights 21 As of Mar. 31, 2015 As of June 30, 2015 As of Sept. 30, 2015 As of Dec. 31, 2015 Fair value ($M) $410.2 $437.6 $447.3 $493.7 Unpaid principal balance ($M) $43,974.9 $42,811.3 $48,117.3 $51,386.1 Weighted average coupon 3.9% 3.9% 3.9% 3.9% Original FICO score 748 749 751 751 Original LTV 74% 74% 74% 73% 60+ day delinquencies 1.3% 1.4% 1.1% 1.1% Net servicing spread 28.2 basis points 28.2 basis points 27.8 basis points 27.4 basis points Vintage: Pre-2009 3.4% 3.4% 2.9% 2.6% 2009-2012 60.4% 59.1% 52.8% 47.3% Post 2012 36.2% 37.5% 44.3% 50.1% Percent of MSR portfolio: Conventional 73.6% 74.4% 78.3% 80.5% Government FHA 19.7% 19.1% 16.2% 14.5% Government VA/USDA 6.7% 6.5% 5.5% 5.0%

Credit: Non-Agency RMBS Metrics 22 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $55.80 at December 31, 2015. Portfolio Yield Realized Q3-2015 At Sept. 30, 2015 Realized Q4-2015 At Dec. 31, 2015 Non-Agency yield 7.8% 7.5% 7.8% 8.1% Repo and FHLB costs 1.9% 1.9% 2.0% 2.1% Swap costs 0.0% 0.0% 0.1% 0.1% Net interest spread 5.9% 5.6% 5.7% 5.9% NON-AGENCY RMBS CPR Non-Agency: Loan Type Q3-2015 Q4-2015 Sub-prime 63% 68% Option-ARM 7% 8% Prime 13% 6% Alt-A 3% 4% Other 14% 14% Portfolio Metrics Q3-2015 Q4-2015 Weighted average 3-month CPR 6.9% 6.2% Weighted average cost basis(1) $63.7 $60.4 4.2% 5.1% 6.0% 6.9% 6.2% 0.0% 5.0% 10.0% Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Non-Agency RMBS CPR

Credit: Non-Agency RMBS

As of December 31, 2015	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,313.7	$532.6	$1,846.3
% of non-agency portfolio	71.2%	28.8%	100%
Average purchase price(1)	$52.88	$79.01	$60.42
Average coupon	2.8%	3.0%	2.9%
Weighted average market price(2)	$72.93	$85.31	$76.12
Collateral attributes:			
Average loan age (months)	112	85	105
Average loan size ($K)	$361	$300	$346
Average original Loan-to-Value	71.3%	73.0%	71.8%
Average original FICO(3)	634	695	649
Current performance:			
60+ day delinquencies	28.1%	12.2%	24.0%
Average credit enhancement(4)	9.1%	12.9%	10.1%
3-Month CPR(5)	4.4%	10.7%	6.2%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $48.92, $75.63 and $55.80, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Commercial Real Estate Assets

	Type	Origination Date	Principal Balance	Book Value	Cash Coupon[1]	Yield[2]	Original Term (Years)	State	Property Type	Initial LTV[3]	Stabilized LTV[4]
Asset 1	Senior	12/15	$120.0	$118.6	L + 4.20%	5.20%	4	LA	Retail	65.5%	60.0%
Asset 2	Senior	09/15	105.0	104.2	L + 3.42%	4.38%	3	CA	Retail	70.9%	66.9%
Asset 3	Senior	11/15	76.4	75.5	L + 4.20%	5.39%	3	NY	Office	66.4%	68.7%
Asset 4	Mezzanine	11/15	63.3	63.3	L + 7.25%	7.70%	3	Multi-state	Office	77.6%	77.5%
Asset 5	Mezzanine	03/15	45.9	45.7	L + 6.75%	8.03%	2	Multi-state	Hotel	70.3%	63.5%
Asset 6	Senior	12/15	43.5	43.1	L + 4.05%	5.09%	3	TX	Multifamily	81.2%	76.8%
Asset 7	Senior	12/15	38.8	38.3	L + 4.90%	5.51%	4	PA	Office	74.5%	67.5%
Asset 8	Senior	11/15	38.0	37.4	L + 4.55%	5.84%	4	MD	Office	80.0%	64.5%
Asset 9	Senior	10/15	23.5	23.3	L + 3.60%	4.37%	4	NY	Multifamily	73.4%	58.6%
Asset 10	Senior	08/15	18.7	18.5	L + 4.05%	5.22%	3	FL	Multifamily	85.0%	68.4%
Asset 11	Mezzanine	08/15	17.0	17.0	L + 8.75%	9.52%	2	FL	Hotel	71.9%	67.9%
Asset 12	Senior	12/15	15.0	15.0	L + 6.91%	7.35%	3	Multi-state	Office	65.8%	65.8%
Asset 13	Senior	08/15	12.4	12.3	L + 5.25%	6.21%	3	FL	Multifamily	76.1%	74.2%
Asset 14	Senior	10/15	11.2	11.0	L + 4.99%	6.63%	3	MO	Hotel	73.2%	57.7%
Asset 15	Senior	09/15	11.0	10.9	L + 4.03%	4.95%	3	FL	Multifamily	77.7%	76.9%
Asset 16	Mezzanine	07/15	9.9	9.9	L + 12.25%	13.35%	3	PA	Office	81.7%	79.6%
Asset 17	Mezzanine	08/15	9.9	9.8	L + 9.50%	10.28%	5	GA	Office	78.7%	66.4%
Asset 18	Mezzanine	11/15	7.9	7.2	13.0%[5]	13.00%	10	NY	Hotel	68.3%	43.7%
Total/weighted Average			**$667.4**	**$661.0**	**L + 5.07%**	**6.00%**	**3.3**			**72.3%**	**67.0%**

(1) Cash coupon does not include origination or exit fees.
(2) Yield includes net origination fees and exit fees, but does not include future fundings.
(3) Initial LTV considers the original appraisal at the time of origination.
(4) Stabilized LTV considers the prospective market value "as stabilized" which reflects the property's market value as of the time the property is projected to achieve stabilized occupancy. Stabilized occupancy is the occupancy level that a property is expected to achieve after the property is exposed to the market for lease over a reasonable period of time and at comparable terms and conditions to other similar properties.
(5) A variable rate per annum generating not less than a 13% internal rate of return on the principal balance of the loan, inclusive of the exit fee.

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Repo and FHLB Financing(1) 25 (1) As of December 31, 2015. (2) Excludes FHLB membership and activity stock totaling $156.7 million. (3) Weighted average of 35 days to maturity. (4) Includes advances of $2.3 billion with original maturities of 20 years. Repo and FHLB Collateral(2) Repo FHLB Total ($M) Available-for-sale securities, at fair value $5,354.1 $2,413.0 $7,767.1 Derivative asset, at fair value 157.9 - 157.9 Residential mortgage loans held-for-sale, at fair value 9.5 735.9 745.4 Commercial real estate assets 108.9 252.2 361.1 Net economic interests in consolidated securitization trusts 275.0 863.3 1,138.3 $5,905.4 $4,264.4 $10,169.8 Repo Maturities(3) Amount ($M) Percent (%) Within 30 days $2,689.4 53.7% 30 to 59 days 1,739.2 34.7% 60 to 89 days 161.5 3.2% 90 to 119 days 175.5 3.5% 120 to 364 days 242.7 4.9% $5,008.3 100.0% FHLB Maturities Amount ($M) Percent (%) > 1 and ≤ 3 years $651.2 17.2% > 3 and ≤ 5 years 815.0 21.5% > 10 years(4) 2,318.8 61.3% $3,785.0 100.0%

Maturities Notional Amounts ($B) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) Payers Hedging Repo and FHLB Advances 2016 $1.7 0.462% 0.481% 0.7 2017 2.4 0.765% 0.510% 1.6 2018 0.8 0.944% 0.384% 2.1 2019 0.4 1.283% 0.340% 3.4 2020 and after 2.6 1.821% 0.371% 8.0 $7.9 1.094% 0.437% 3.7 Other Payers 2018 $2.1 1.563% 0.487% 2.9 2020 and after 1.2 2.164% 0.531% 5.1 $3.3 1.787% 0.503% 3.7 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Other Receivers 2018 $0.6 0.329% 1.440% 2.9 2020 and after 2.6 0.453% 2.301% 7.0 $3.2 0.431% 2.145% 6.3 Interest Rate Swaps(1) 26 (1) As of December 31, 2015.

Interest Rate Swaptions(1) 27 (1) As of December 31, 2015. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $0.38 $0.17 0.8 $2,000 2.23% 3M LIBOR 6.3 >6 Months 126.27 19.15 39.2 4,500 3.69% 3M LIBOR 5.8 Total Payer $126.65 $19.32 38.5 $6,500 3.24% 3M LIBOR 5.9 Sale Contracts: Payer >6 Months ($81.25) ($6.74) 18.0 $(800) 3M LIBOR 3.44% 10.0 Total Payer ($81.25) ($6.74) 18.0 $(800) 3M LIBOR 3.44% 10.0 Receiver <6 Months ($0.10) ($0.04) 0.7 $(500) 3M LIBOR 1.75% 10.0 Total Receiver ($0.10) ($0.04) 0.7 $(500) 3M LIBOR 1.75% 10.0